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                                                                  Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of White Mountains Insurance Group, Ltd. and Fund American Companies, Inc. of our report dated May 8, 2001 related to the financial statements of CGU Corporation and its subsidiaries which appears in the White Mountains Insurance Group, Ltd. Current Report on Form 8-K/A dated June 1, 2001 (filed June 25, 2001). We also consent to the reference to us under the heading of "Experts" in such registration statement.


/s/     PricewaterhouseCoopers LLP

        Boston, Massachusetts

        December 10, 2001